UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

___________________________________________________________________

Date of report (Date of earliest event reported):  February 28, 2010

Spongetech Delivery Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53791	54-2077231
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 West 33rd Street, Suite 518		10001
New York, New York		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (212) 695-7850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR240.13e-4(c))

  CURRENT REPORT ON FORM 8-K

  Spongetech Delivery Systems, Inc.

  February 28, 2010

Item 8.01.	Other Events.

In July 2008, RM Enterprises International, Inc., a company that is our majority stockholder and which is controlled by certain of our officers and directors, agreed to grant us the right, exercisable by us at any time on or prior to February 28, 2010, to repurchase all or any portion of the 267,154,132 shares issued that RM Enterprises International had purchased from us since January 1, 2008 at the original price paid by RM Enterprises International to us for such shares, or an aggregate of $4,918,432.46 for all of such shares.  On February 28, 2010, RM Enterprises International agreed to extend the date by which such repurchase right may be exercised by us to August 31, 2011.  A copy of the amendment to the stock repurchase rights letter agreement is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

10.1	Amendment to Stock Repurchase Rights Letter Agreement, dated February 28, 2010, between RM Enterprises International, Inc. and Spongetech Delivery Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spongetech Delivery Systems, Inc.

Date: February 28, 2010	By:	/s/ Steven Y. Moskowitz
Steven Y. Moskowitz
Chief Financial Officer and Chief Operating Officer